Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

March 29, 2021

GULF ISLAND

REPORTS FOURTH QUARTER 2020 RESULTS

Fourth Quarter 2020 Highlights and Recent Developments

•	Continued focus on centralizing key resources and improving utilization
-	Previously announced closure of Jennings facility completed in the fourth quarter 2020
-	Closure of Lake Charles facility announced and completed in the fourth quarter 2020
•	Improved performance for the Fabrication & Services Division
•	Final two harbor tugs completed within the Shipyard Division
•	Change order finalized with the U.S. Navy in March 2021, providing anticipated first quarter 2021 benefit

Houston, TX - Gulf Island Fabrication, Inc. ("Gulf Island" or the "Company") (NASDAQ: GIFI) today reported results for the fourth quarter and full year 2020.

Operating Results	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue	$57,561	$79,445	$250,959	$303,308
Operating Loss(1)	(15,430)	(34,427)	(27,159)	(50,021)
EBITDA(2)	(13,276)	(32,127)	(18,542)	(40,457)
Impairments and (gain) loss on assets held for sale	4,058	17,274	4,130	17,528
Adjusted EBITDA(2)	(9,218)	(14,853)	(14,412)	(22,929)
Net loss(1)	(15,406)	(34,325)	(27,375)	(49,394)
Basic and diluted loss per common share	(1.01)	(2.26)	(1.79)	(3.24)

Balance Sheet	December 31,
(in thousands)	2020	2019
Cash and short-term investments	$51,157	$69,621
Current assets	147,362	163,474
Current liabilities	98,412	97,844

_________________

(1)	See “Consolidated Results of Operations” and “Results of Operations by Segment” below for a summary of project impacts and other impacts for all periods presented.
(2)

EBITDA and Adjusted EBITDA are non-GAAP measures. Adjusted EBITDA excludes impairments and (gain) loss on assets held for sale. See “Non-GAAP Measures” below for the Company’s reconciliation and definition of EBITDA and Adjusted EBITDA.

Consolidated Overview

Consolidated revenue for the fourth quarter 2020 was $57.6 million, compared to $79.4 million for the fourth quarter 2019, with the year-over-year decrease primarily attributable to the Company’s Fabrication & Services Division, and to a lesser extent, its Shipyard Division. Consolidated net loss for the quarter was $15.4 million with an Adjusted EBITDA loss of $9.2 million. Fourth quarter 2020 results were impacted by project charges for the Company’s Shipyard Division and non-cash impairments for both the Fabrication & Services and Shipyard Divisions. In addition, fourth quarter results reflected low volume for the Fabrication & Services Division and the overall under-utilization of the Company’s facilities and resources.

“In the fourth quarter, our Fabrication & Services Division realized improved results despite market headwinds from the economic impact of COVID-19 and volatile oil prices, as we further leveraged process improvement efforts and cost savings from our prior combination of the Fabrication and Services segments. However, our Shipyard Division continued to be impacted by a backlog that is largely in a loss position, as well as design and rework challenges on our two forty-vehicle ferry projects, which resulted in project charges during the quarter. We believe that any design-related impacts to the ferries are the responsibility of the customer and we will be submitting a claim to recover the costs of these items. Despite these issues, our Shipyard Division completed our final two harbor tugs and delivered the last tug in January 2021,” said Richard Heo, Gulf Island’s President and Chief Executive Officer.

“In regard to our U.S. Navy contract, we negotiated an amendment to provide the Navy with data access rights for future towing, salvage and rescue ships. The change order supports the Navy’s decision not to exercise their options under our contract for the construction of three additional vessels. I believe this decision was best for both the Navy and Gulf Island, and we expect to see a net benefit to our operating results in the first quarter 2021. We are focused on completing the vessels in our backlog and working with the Navy on future newbuild opportunities.”

“With respect to our Fabrication & Services Division, project execution was solid during the quarter and we realized positive Adjusted EBITDA for the second quarter in a row. While we did experience a negative impact from the under-utilization of our facilities due to low backlog levels, the quarter reflected a favorable margin mix on our smaller fabrication projects and offshore services work. We are also seeing increased project bidding activity and are well-positioned given the strategic initiatives implemented over the past year.”

“We continue to focus on maximizing our resource utilization by capturing further efficiencies and reducing our cost structure.  During the quarter, we completed the previously announced closure of our Jennings facility and initiated and completed the closure of our Lake Charles facility.”

“While COVID-19 and oil price uncertainty are still weighing on customer decision-making and impacting utilization levels, we have substantially strengthened our foundation over the past year through consolidation of our resources and process improvements, implementing changes in certain management and functional leadership, and expanding our end market focus with the goal of reducing our reliance on the offshore oil and gas industry. We will continue to focus on managing those things that are within our control with continued discipline in pursuing new projects, rigorous execution and ongoing preservation of our cash. I believe we are entering 2021 better positioned to ultimately drive profitable growth,” concluded Mr. Heo.

Segment Overview

Shipyard Segment – Revenue for the fourth quarter 2020 was $37.2 million, a decrease of $10.5 million compared to the fourth quarter 2019, primarily due to lower revenue for the division’s harbor tug, research vessel, ice-breaker tug and towboat projects.  The revenue decrease was partially offset by higher revenue for the division’s towing, salvage and rescue ship projects. Operating loss was $11.5 million for the fourth quarter 2020, compared to an operating loss of $18.6 million for the fourth quarter 2019. Adjusted EBITDA for the current quarter was a loss of $9.0 million, compared to a loss of $10.0 million for the fourth quarter 2019.

Fourth quarter 2020 results included project charges of $8.8 million, primarily due to the division’s forty-vehicle ferry projects, and to a lesser extent, its seventy-vehicle ferry project, towing, salvage and rescue ship projects, and final harbor tug project.  Results also included charges of $1.6 million related to non-cash impairments of fixed assets and costs associated with closing the Company’s Jennings and Lake Charles facilities, as well as the impact of a low margin backlog and the partial under-recovery of overhead costs.

Fabrication & Services Segment – Revenue for the fourth quarter 2020 was $21.2 million, a decrease of $12.0 million compared to the fourth quarter 2019, primarily due to the division’s jacket and deck and paddlewheel river boat projects, which were completed prior to the fourth quarter 2020, and a lower level of small fabrication and onshore services activity. The revenue decrease was partially offset by revenue from the division’s marine docking structures project awarded in the second quarter 2020 and offshore modules project awarded in the fourth quarter 2019. Operating loss was $1.8 million for the fourth quarter 2020, compared to an operating loss of $12.7 million for the fourth quarter 2019. Adjusted EBITDA for the current quarter was $1.9 million, compared to a loss of $2.5 million for the fourth quarter 2019.

Fourth quarter 2020 results included charges of $2.4 million related to non-cash impairments of assets held for sale and certain fixed assets associated with the relocation and consolidation of such assets to improve operational efficiency. Results also reflected the impact of low revenue and the partial under-recovery of overhead costs due to the under-utilization of the division’s facilities and resources.

Corporate Segment – Operating loss was $2.2 million for the fourth quarter 2020, compared to an operating loss of $3.1 million for the fourth quarter 2019, with the decrease primarily due to lower legal fees and the prior year period including certain non-recurring costs of $0.7 million. Adjusted EBITDA for the current quarter was a loss of $2.1 million, compared to a loss of $2.3 million for the fourth quarter 2019.

Cash and Liquidity

The Company’s cash and short-term investments at December 31, 2020 totaled $51.2 million and current and long-term debt totaled $10.0 million related to proceeds received in the second quarter 2020 in connection with the Paycheck Protection Program (“PPP”).

On March 26, 2021, the Company amended its $40.0 million revolving credit facility and converted it into a letter of credit only facility with a capacity of $20.0 million, subject to cash securitization of the letters of credit, with a maturity date of June 30, 2023. At December 31, 2020, the Company had $10.7 million of outstanding letters of credit.

Backlog

The Company’s backlog at December 31, 2020 was $371.6 million, with $352.2 million attributable to the Shipyard Division and $19.4 million attributable to the Fabrication & Services Division. See "Non-GAAP Measures" below for the Company's definition of Backlog.

Quarterly Conference Call

Gulf Island will hold a conference call on Monday, March 29, 2021 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.866.248.8441 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

About Gulf Island

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels, and a provider of project management, hookup, commissioning, repair, maintenance and civil construction services. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial, power and marine operators; EPC companies; and certain agencies of the U.S. government. The Company operates and manages its business through two operating divisions: Fabrication & Services and Shipyard, with its corporate headquarters located in Houston, Texas and operating facilities located in Houma, Louisiana.

Non-GAAP Measures

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA and Backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. The Company believes Adjusted EBITDA is a useful supplemental measure as it reflects the Company’s EBITDA excluding non-cash impacts of impairments and other impacts which the Company believes are non-recurring. Reconciliations of EBITDA and Adjusted EBITDA to the most comparable GAAP measure are presented under "Results of Operations by Segment" below. The Company believes Backlog is a useful supplemental measure as it represents work that the Company is contractually obligated to perform under its current contracts. Backlog represents the unearned value of new project awards and may differ from the value of remaining performance obligations for contracts as determined under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

Cautionary Statements

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: the duration and scope of, and uncertainties associated with, the ongoing global pandemic caused by COVID-19 and the corresponding weakened demand for, and volatility of prices of, oil and the impact thereof on its business and the global economy, which are evolving and beyond its control; the potential forgiveness of any portion of the PPP Loan; its ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG and industrial facilities and offshore wind developments; the Company’s ability to improve project execution; the cyclical nature of the oil and gas industry; competition; consolidation of its customers; timing and award of new contracts; reliance on significant customers; financial ability and credit worthiness of its customers; nature of its contract terms; competitive pricing and cost overruns on its projects; adjustments to previously reported profits or losses under the percentage-of-completion method; weather conditions; changes in backlog estimates; suspension or termination of projects; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to sell certain assets; any future asset impairments; utilization of facilities or closure or consolidation of facilities; customer or subcontractor disputes; its ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two MPSVs; operating dangers and limits on insurance coverage; barriers to entry into new lines of business; its ability to employ skilled workers; loss of key personnel; performance of subcontractors and dependence on suppliers; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors; and other factors described in Item 1A “Risk Factors” in the Company’s 2019 Annual Report as updated in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and as may be updated by subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and undertakes no obligation to update any forward-looking statements.

Company Information

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1) (in thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenue	$57,561	$54,869	$79,445	$250,959	$303,308
Cost of revenue	65,538	62,686	92,714	268,710	320,307
Gross loss(2)	(7,977)	(7,817)	(13,269)	(17,751)	(16,999)
General and administrative expense	3,320	3,072	3,837	13,858	15,628
Impairments and (gain) loss on assets held for sale	4,058	72	17,274	4,130	17,528
Other (income) expense, net(3)	75	1,278	47	(8,580)	(134)
Operating loss	(15,430)	(12,239)	(34,427)	(27,159)	(50,021)
Interest (expense) income, net	(114)	(118)	4	(268)	531
Loss before income taxes	(15,544)	(12,357)	(34,423)	(27,427)	(49,490)
Income tax (expense) benefit	138	20	98	52	96
Net loss	$(15,406)	$(12,337)	$(34,325)	$(27,375)	$(49,394)
Per share data:
Basic and diluted loss per common share	$(1.01)	$(0.81)	$(2.26)	$(1.79)	$(3.24)

Consolidated EBITDA and Adjusted EBITDA(4) (in thousands)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net loss	$(15,406)	$(12,337)	$(34,325)	$(27,375)	$(49,394)
Less: Income tax (expense) benefit	138	20	98	52	96
Less: Interest (expense) income, net	(114)	(118)	4	(268)	531
Operating loss	(15,430)	(12,239)	(34,427)	(27,159)	(50,021)
Add: Depreciation and lease asset amortization	2,154	2,176	2,300	8,617	9,564
EBITDA	(13,276)	(10,063)	(32,127)	(18,542)	(40,457)
Add: Impairments and (gain) loss on assets held for sale	4,058	72	17,274	4,130	17,528
Adjusted EBITDA	$(9,218)	$(9,991)	$(14,853)	$(14,412)	$(22,929)

_________________

(1)	See "Results of Operations by Segment" below for results by segment.
(2)

Gross loss for the Shipyard Division includes project charges for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, and years ended December 31, 2020 and 2019, of $8.8 million, $6.7 million, $10.2 million, $16.6 million and $12.3 million, respectively. Gross profit (loss) for the Fabrication & Services Division includes project improvements for the three months ended September 30, 2020 and twelve months ended December 31, 2020, of $0.6 million and $2.7 million, respectively, and project charges for the three and twelve months ended December 31, 2019, of $3.8 million and $4.9 million, respectively.

(3)

Other (income) expense for the Shipyard Division for the three months ended December 31, 2020 and September 30, 2020, and year ended December 31, 2020, includes charges of $0.1 million, $1.2 million and $1.3 million, respectively, associated with the impacts of Hurricane Laura. Other (income) expense for the Fabrication & Services Division for the year ended December 31, 2020, includes a gain of $10.0 million associated with the settlement of a contract dispute for a previously completed project.

(4)	EBITDA and Adjusted EBITDA are non-GAAP measures. See "Non-GAAP Measures" above for the Company's definition of EBITDA and Adjusted EBITDA.

Results of Operations by Segment (in thousands)

	Three Months Ended			Years Ended
Shipyard Division(1)	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenue	$37,173	$37,078	$47,679	$153,698	$168,466
Cost of revenue	46,488	44,582	58,110	172,972	184,491
Gross loss(2)	(9,315)	(7,504)	(10,431)	(19,274)	(16,025)
General and administrative expenses	451	461	574	1,980	2,445
Impairments and (gain) loss on assets held for sale	1,639	-	7,596	1,639	7,920
Other (income) expense, net(3)	71	1,279	10	1,450	38
Operating loss	$(11,476)	$(9,244)	$(18,611)	$(24,343)	$(26,428)

EBITDA & Adjusted EBITDA(4)
Operating loss	$(11,476)	$(9,244)	$(18,611)	$(24,343)	$(26,428)
Add: Depreciation and lease asset amortization	846	819	1,019	3,254	4,167
EBITDA	(10,630)	(8,425)	(17,592)	(21,089)	(22,261)
Add: Impairments and (gain) loss on assets held for sale	1,639	-	7,596	1,639	7,920
Adjusted EBITDA	$(8,991)	$(8,425)	$(9,996)	$(19,450)	$(14,341)

	Three Months Ended			Years Ended
Fabrication & Services Division(1)	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenue	$21,199	$18,237	$33,243	$99,485	$137,169
Cost of revenue	19,861	18,550	36,111	97,962	137,826
Gross profit (loss)(5)	1,338	(313)	(2,868)	1,523	(657)
General and administrative expenses	669	743	829	3,172	4,308
Impairments and (gain) loss on assets held for sale	2,419	72	9,003	2,491	8,933
Other (income) expense, net(6)	1	(1)	7	(10,033)	(202)
Operating income (loss)	$(1,751)	$(1,127)	$(12,707)	$5,893	$(13,696)

EBITDA & Adjusted EBITDA(4)
Operating income (loss)	$(1,751)	$(1,127)	$(12,707)	$5,893	$(13,696)
Add: Depreciation and lease asset amortization	1,235	1,280	1,187	5,061	4,984
EBITDA	(516)	153	(11,520)	10,954	(8,712)
Add: Impairments and (gain) loss on assets held for sale	2,419	72	9,003	2,491	8,933
Adjusted EBITDA	$1,903	$225	$(2,517)	$13,445	$221

	Three Months Ended			Years Ended
Corporate Division	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenue	$(811)	$(446)	$(1,477)	$(2,224)	$(2,327)
Cost of revenue	(811)	(446)	(1,507)	(2,224)	(2,010)
Gross profit (loss)	-	-	30	-	(317)
General and administrative expenses	2,200	1,868	2,434	8,706	8,875
Impairments and (gain) loss on assets held for sale	-	-	675	-	675
Other (income) expense, net	3	-	30	3	30
Operating loss	$(2,203)	$(1,868)	$(3,109)	$(8,709)	$(9,897)

EBITDA & Adjusted EBITDA(4)
Operating loss	$(2,203)	$(1,868)	$(3,109)	$(8,709)	$(9,897)
Add: Depreciation and lease asset amortization	73	77	94	302	413
EBITDA	(2,130)	(1,791)	(3,015)	(8,407)	(9,484)
Add: Impairments and (gain) loss on assets held for sale	-	-	675	-	675
Adjusted EBITDA	$(2,130)	$(1,791)	$(2,340)	$(8,407)	$(8,809)

_________________

(1)

In the first quarter 2020, our former Fabrication and Services Divisions were operationally combined to form a new division called Fabrication & Services. Accordingly, segment results (including the effects of eliminations) for our former Fabrication and Services Divisions for 2019 have been combined to conform to the presentation of our reportable segments for 2020. In addition, in the first quarter 2020, management and project execution responsibility for our two forty-vehicle ferry projects was transferred from our former Fabrication Division to our Shipyard Division. Accordingly, revenue of $2.1 million and gross loss and operating loss of $5.1 million for the three months ended December 31, 2019, and revenue of $9.2 million and gross loss and operating loss of $5.1 million for the twelve months ended December 31, 2019, associated with these projects was reclassified from our former Fabrication Division to our Shipyard Division to conform to the presentation of these projects for 2020.

(2)

Gross loss for the Shipyard Division includes project charges for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, and twelve months ended December 31, 2020 and 2019, of $8.8 million, $6.7 million, $10.2 million, $16.6 million and $12.3 million, respectively.

(3)

Other (income) expense for the Shipyard Division for the three months ended December 31, 2020 and September 30, 2020, and twelve months ended December 31, 2020, includes charges of $0.1 million, $1.2 million and $1.3 million, respectively, associated with the impacts of Hurricane Laura.

(4)	EBITDA and Adjusted EBITDA are non-GAAP measures. See "Non-GAAP Measures" above for the Company's definition of EBTIDA and Adjusted EBITDA.
(5)

Gross profit (loss) for the Fabrication & Services Division includes project improvements for the three months ended September 30, 2020, and twelve months ended December 31, 2020, of $0.6 million and $2.7 million, respectively, and project charges for the three and twelve months ended December 31, 2019, of $3.8 million and $4.9 million, respectively.

(6)

Other (income) expense for the Fabrication & Services Division for the twelve months ended December 31, 2020, includes a gain of $10.0 million associated with the settlement of a contract dispute for a previously completed project.

Consolidated Balance Sheets (in thousands)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$43,159	$49,703
Short-term investments	7,998	19,918
Contract receivables and retainage, net	15,393	26,095
Contract assets	67,521	52,128
Prepaid expenses and other assets	2,815	3,948
Inventory	2,262	2,676
Assets held for sale	8,214	9,006
Total current assets	147,362	163,474
Property, plant and equipment, net	67,458	70,484
Other noncurrent assets	16,523	18,819
Total assets	$231,343	$252,777
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70,114	$61,542
Contract liabilities	15,129	26,271
Accrued expenses and other liabilities	7,670	10,031
Long-term debt, current	5,499	—
Total current liabilities	98,412	97,844
Long-term debt, noncurrent	4,501	—
Other noncurrent liabilities	2,068	2,248
Total liabilities	104,981	100,092
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 15,359 issued and outstanding at December 31, 2020 and 15,263 at December 31, 2019	11,223	11,119
Additional paid-in capital	104,072	103,124
Retained earnings	11,067	38,442
Total shareholders’ equity	126,362	152,685
Total liabilities and shareholders’ equity	$231,343	$252,777

Consolidated Cash Flows (in thousands)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Cash flows from operating activities:	2020	2020	2019	2020	2019
Net loss	$(15,406)	$(12,337)	$(34,325)	$(27,375)	$(49,394)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and lease asset amortization	2,154	2,176	2,300	8,617	9,564
Other amortization, net	15	17	13	63	50
Bad debt expense	—	—	—	—	59
Asset impairments	3,310	—	16,601	3,310	17,223
(Gain) loss on assets held for sale, net	156	72	—	228	(369)
(Gain) loss on sale of fixed assets and other assets, net	3	—	(19)	(2)	(584)
Stock-based compensation expense	345	341	(34)	1,126	1,774
Changes in operating assets and liabilities:
Contract receivables and retainage, net	9,043	(11,045)	4,172	10,702	(3,650)
Contract assets	4,839	5,500	(1,272)	(15,393)	(22,145)
Prepaid expenses, inventory and other current assets	(69)	1,045	1,054	1,644	2,556
Accounts payable	(8,858)	16,819	1,706	10,042	30,950
Contract liabilities	(5,048)	(6,796)	10,589	(11,142)	9,425
Accrued expenses and other liabilities	(1,771)	1,184	(629)	(2,427)	(1,099)
Noncurrent assets and liabilities, net (including long-term retainage)	(444)	(495)	(590)	1,599	(1,500)
Net cash used in operating activities	(11,731)	(3,519)	(434)	(19,008)	(7,140)
Cash flows from investing activities:
Purchases of short-term investments	(38,759)	(1)	(19,918)	(58,751)	(65,284)
Maturities of short-term investments	50,552	—	25,325	70,552	54,086
Capital expenditures	(1,021)	(2,446)	(1,800)	(11,212)	(3,790)
Proceeds from sale of property, plant and equipment	341	599	619	2,020	2,217
Net cash provided by (used in) investing activities	11,113	(1,848)	4,226	2,609	(12,771)
Cash flows from financing activities:
Proceeds from borrowings	—	—	—	10,000	—
Payment of financing cost	(1)	(39)	—	(71)	(48)
Tax payments for vested stock withholdings	—	—	—	(74)	(795)
Net cash used in financing activities	(1)	(39)	—	9,855	(843)
Net increase (decrease) in cash and cash equivalents	(619)	(5,406)	3,792	(6,544)	(20,754)
Cash and cash equivalents, beginning of period	43,778	49,184	45,911	49,703	70,457
Cash and cash equivalents, end of period	$43,159	$43,778	$49,703	$43,159	$49,703